Exhibit 4.1 (a)


                                 2000 STOCK PLAN
                                       OF
                           SONIC JET PERFORMANCE, INC.


SECTION 1.  ESTABLISHMENT AND PURPOSE

         Subject to shareholder approval, the Plan was established on April 18, 2000, effective May 1, 2000, to offer directors and selected employees, advisors and consultants an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's
Common Stock. The Plan provides both for the direct award or sale of Shares and for the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under section 422 of the Code.

with Rule 16b-3 (or its successor) under the Exchange Act and shall be construed accordingly.

SECTION 2.  DEFINITIONS.

(a) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time.

(b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(c) "Committee" shall mean a committee of the Board of Directors, as described in Section 3(a).

(d) "Company" shall mean Sonic Jet Performance,
Inc., a Colorado corporation, including its Subsidiaries as they may come into existence.

(e) "Employee" shall mean (i) any individual who is a common-law employee of the Company or of a Subsidiary, (ii) an Outside Director and (iii) an independent contractor who performs services for the Company or a Subsidiary and who is not a member of the Board of Directors. Service as an Outside
Director or independent contractor shall be considered employment for all purposes of the Plan, except as provided in Subsections (a) and (b) of Section 4.

(f) "Exchange Act" shall mean the Securities
Exchange Act of 1934, as amended.

(g) "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

(h) "Fair Market Value" shall mean the
market price of Stock, determined by the Committee as follows:

(i) If Stock was traded on a stock
exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite transactions report;

         (ii) If Stock was traded over-the-counter on the date in question and was traded on the NASDAQ system or the NASDAQ National Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the NASDAQ system or the NASDAQ National Market;

         (iii) If Stock was traded over-the-counter on the date in question but was not traded on the NASDAQ system or the NASDAQ National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the
	   National Quotation Bureau, Inc.; and

         (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(j) "ISO" shall mean an employee incentive stock option described in section 422(b) of the Code.

(k) "Nonstatutory Option" shall mean an employee stock option not described in sections 422(b) or 423(b) of the Code.

(l) "Offeree" shall mean an individual to whom the Committee has been awarded, or offered the right to acquire, Shares under the Plan (other than upon exercise of an Option).

(m) "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

         (m) "Optionee" shall mean an individual who holds an Option.

(n) "Outside Director" shall mean a member of the Board of Directors who is not a common law employee of the Company or of a Subsidiary.

(o) "Securities Act" means the Securities Act of
1933, as amended.

(p) "Subsidiary," except as provided in the Code in connection with ISOs, means any entity that is directly or indirectly controlled by the Company or in which the Company has a significant ownership interest, as determined by the applicable Committee, and any entity that may become a direct or indirect parent of the Company.



SECTION 3.  ADMINISTRATION

(a) PLAN ADMINISTRATION. The Plan shall be administered by the Board or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board ("Committee(s)").
If and so long as the Common Stock is registered under
Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the membership of any committee acting as plan administrator, with respect to any persons subject or likely to become subject to Section
16 of the Exchange Act, the provisions regarding (a)
"outside directors" as contemplated by Section 162(m) of the Code and (b) "nonemployee directors" as contemplated by Rule 16b-3 under the Exchange Act.
The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible persons to different Committees consisting of one or more members of the Board, subject to such limitations as the board deems appropriate.
Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

(b) ADMINISTRATION AND INTERPRETATION BY THE PLAN ADMINISTRATOR. Except for the terms and conditions explicitly set forth in the Plan, the applicable Committee shall have exclusive authority, in its discretion, to determine all matters relating to Options under the Plan, including the selection of individuals to be granted Options, the type of Options, the number of shares of Common Stock subject to an Option, all terms, conditions, restriction and limitations, if any, of an Option and the terms of any instrument that evidences the Option.
The applicable Committee shall also have exclusive authority to interpret the Plan and may from time to time adopt, and change, rules and regulations of general application for the Plan's administration. The Committee's interpretation of the Plan and its rules and regulations, and all actions taken, and determinations made by, the Committee(s)in good faith pursuant to the Plan shall be conclusive and binding on all parties involved or affected. The Committee(s) may delegate administrative duties to such of the Company's officers as it so determines.

SECTION 4.  ELIGIBILITY.

(a) GENERAL RULES. Only Employees (including, without limitation, independent contractors who are not members of the Board of Directors) shall be eligible for designation as Optionees or Offerees by the Committee. In addition, only Employees who are common law employees of the Company or a Subsidiary shall be eligible for the grant of ISOs. Employees who are Outside Directors shall only be eligible for the grant of the Nonstatutory Options described in Subsection (b) below.

(b) OUTSIDE DIRECTORS. Any other provision of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

(i) Outside Directors shall receive no grants other than the Nonstatutory Options described in this Subsection
(b).

(ii) Each Outside Director who first becomes a member of the Board of Directors after the effective date of the Company's registration statement under the Exchange Act shall receive a one-time grant of a Nonstatutory Option covering 3,000 Shares (subject to adjustment under Article
9). Such Nonstatutory Option shall be granted on the date when such Outside Director first joins the Board of Directors and shall become exercisable ratably over a four year period.

(iii) Upon the conclusion of each regular annual meeting of the Company's stockholders, each Outside Director who will continue serving as a member of the Board of Directors thereafter shall receive a Nonstatutory Option covering 1,000 Shares (subject to adjustment under Article 9), except that such Nonstatutory Option shall not be granted in the calendar year in which the same Outside Director received the Nonstatutory Option described in Paragraph
(ii) above. Nonstatutory Options granted under this Paragraph (iii) shall become exercisable in full on the first anniversary of the date of grant.

(iv) All Nonstatutory Options granted to an Outside
Director under this Subsection (b) shall also become exercisable in full in the event of the termination of such Outside Director's service because of death, total and permanent disability or voluntary retirement at or after age 65.

(v) The Exercise Price under all Nonstatutory Options granted to an Outside Director under this Subsection (b) shall be equal to 100 percent of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Subsection
(a), (b), (c) or (d) of Section 8.

(vi) All Nonstatutory Options granted to an Outside
Director under this Subsection (b) shall terminate on the
 earliest of (A) the 10th anniversary of the date of grant,
(B) the date three months after the termination of such Outside Director's service for any reason other than death or total and permanent disability or (C) the date 12 months after the termination of such Outside Director's service because of death or total and permanent disability.

The Committee may provide that the Nonstatutory Options that otherwisewould be granted to an Outside Director under this Subsection (b) shall instead be granted to an affiliate of such Outside Director. Such affiliate shall then be deemed to be an Outside Director for purposes of the Plan, provided that the service-related vesting and termination provisions pertaining to the Nonstatutory Options shall be applied with regard to Director.

(c) TEN PERCENT STOCKHOLDERS. An Employee who owns more than 10 percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price is at least 110 percent of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

(d) ATTRIBUTION RULES. For purposes of Subsection (c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee's brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which such Employee holds an option shall not be counted.

(e) OUTSTANDING STOCK. For purposes of Subsection (c) above,
"outstanding stock" shall include all stock actually issued and outstanding immediately after the grant. "Outstanding stock" shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5.  STOCK SUBJECT TO PLAN.

(a) BASIC LIMITATION. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 2,000,000 Shares, subject to adjustment pursuant to Section 9. The number of Shares which are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient
   Shares to satisfy the requirements of the Plan.

(b) ADDITIONAL SHARES. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to a forfeiture provision, a right of repurchase or a right of first refusal, such Shares shall again be available for the purposes of the Plan.

SECTION 6.  TERMS AND CONDITIONS OF AWARDS OR SALES.

(a) AGREEMENTS. Each award or sale of Shares under Section 6 of the Plan (other than upon exercise of an Option) shall be evidenced by a Stock Purchase or Stock Award Agreement between the Offeree and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Purchase or Stock Award Agreement. The provisions of the various Stock Purchase or Stock Award Agreements entered into under
Section 6 of the Plan need not be identical.

(b) DURATION OF OFFERS AND NONTRANSFERABILITY OF RIGHTS. Any right to directly acquire Shares under the Plan shall automatically expire if not exercised by the Offeree within 30 days after the grant of such right was communicated to the Offeree by the Committee. Such right shall not be transferable and shall be exercisable only by the Offeree to whom such right was granted.

(c) PURCHASE/AWARD PRICE. The Purchase Price of Shares to be offered under Section 6 of the Plan shall not be less than 85 percent of the Fair Market Value of such Shares and the Award Price for Shares awarded under Section 6 of the Plan shall be the Fair Market Value of such Shares. Subject to the preceding sentence, the Purchase/Award Price shall be determined by the Committee at its sole discretion. The Purchase Price shall be payable in a form described in Section 8.

(d) WITHHOLDING TAXES. As a condition to the award, sale or vesting of Shares, the Offeree shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with such Shares. The Committee may permit the Offeree to satisfy all or part of his or her tax obligations related to suchShares by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. The Shares withheld or surrendered shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

(e) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares awarded or sold under Section 6 of the Plan shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable
Stock Purchase or Stock Award Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7.  TERMS AND CONDITIONS OF OPTIONS.

(a) STOCK OPTION AGREEMENT. Each grant of an Option under the
Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under Section 6 of the Plan need not be identical.

(b) NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with
Section 9. Options granted to any Optionee in a single calendar year shall in no event cover more than 300,000 Shares, subject to adjustment in accordance with Section 9. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

(c) EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(c). The Exercise Price of a Nonstatutory Option shall not be less than 85 percent of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in a form described in Section 8.

(d) WITHHOLDING TAXES. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.
The Committee may permit the Optionee to satisfy all or part of his or her tax obligations related to the Option by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose, including any restrictions required by rules of the Securities and Exchange Commission.

(e) EXERCISABILITY AND TERM. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The vesting of any Option shall be determined by the Committee at its sole discretion. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, total and permanent disability or retirement or other events. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed 10 years from the date of grant, except as otherwise provided in Section 4(c). Subject to the preceding sentence, the Committee at its sole discretion shall determine when an Option is to expire.

(f) NONTRANSFERABILITY. During an Optionee's lifetime, such Optionee's Option(s) shall be exercisable only by him or her and shall not be transferable, unless permitted by the Stock Option Agreement. In the event of an Optionee's death, such Optionee's Option(s) shall not be transferable other than by will, by a beneficiary designation executed by the Optionee and delivered to the Company, or by the laws of descent and distribution.

(g) TERMINATION OF SERVICE (EXCEPT BY DEATH). If an Optionee's service terminates for any reason other than the Optionee's death, then such Optionee's Option(s) shall expire on the earliest of the following occasions:

The expiration date determined pursuant to Subsection (e) above;

(ii) The date 90 days after the termination of the Optionee's service for any reason other than total and permanent disability; or

(iii) The date six months after the termination of the Optionee's service by reason of total and permanent disability.

The Optionee may exercise all or part of his or her Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before the Optionee's service terminated or became exercisable as a result of the termination. The balance of such Option(s) shall lapse when the Optionee's service terminates. In the event that the Optionee dies after the termination of the Optionee's service but before the expiration of the Optionee's Option(s), all or part of such Option(s) may be exercised (prior to expiration) by his or her designated beneficiary (if applicable), by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee's Service terminated or became exercisable as a result of the termination.

(h) LEAVES OF ABSENCE. For purposes of Subsection (g) above, service shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence
(as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under Section 7 of the Plan, service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

(i) DEATH OF OPTIONEE. If an Optionee dies while he or she is in service with the Company or a Subsidiary, then such Optionee's Option(s) shall expire on the earlier of the following dates:

                  (i) The expiration date determined pursuant to Subsection(e) above; or

                  (ii)     The date six months after the Optionee's death.

All or part of the Optionee's Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by his or her designated beneficiary (if applicable), by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance,but only to the extent that such Option(s) had become exercisablebefore the Optionee's death or became exercisable as a result of the Optionee's death.
The balance of such Option(s) shall lapse when the Optionee dies.

(j) NO RIGHTS AS A STOCKHOLDER. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 9.

(k) MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair such Optionee's rights or increase his or her obligations under such Option.

(l) RESTRICTIONS ON TRANSFER OF SHARES. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option that may apply to all holders of Shares.

SECTION 8.  PAYMENT FOR SHARES.

(a) GENERAL RULE. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as follows:

(i) In the case of Shares sold under the terms of a Stock Purchase Agreement subject to the Plan, payment shall be made only pursuant to the express provisions of such Stock Purchase Agreement. However, the Committee
(at its sole discretion) may specify in the Stock Purchase
Agreement that payment may be made in one or all of the forms described in Subsections (e), (f) and (g) below.

(ii) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement.
However, the Committee (at its sole discretion) may specify in the Stock Option Agreement that payment may be made pursuant to Subsections (b),(c), (d), (f) or (g) below.

(iii) In the case of a Nonstatutory Option granted under the Plan, the Committee (at its sole discretion) may accept payment pursuant to Subsections (b), (c), (d),
(f) or (g) below.

(b) SURRENDER OF STOCK. To the extent that this Subsection
(b) is applicable, payment may be made all or in part with Shares which have already been owned by the Optionee or his or her representative for more than 12 months and which are surrendered to the Company in good form for transfer, Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

(c) EXERCISE/SALE. To the extent that this Subsection (c) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(d) EXERCISE/PLEDGE. To the extent that this Subsection (d) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

(e) SERVICES RENDERED. To the extent that this Subsection (e) is applicable, Shares may be awarded under the Plan in consideration of services actually rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination
(at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(c).

(f) PROMISSORY NOTE. To the extent that this Subsection (f) is applicable, a portion of the Purchase Price or Exercise Price, as the case may be, of Shares issued under the Plan maybe payable by a full-recourse promissory note, provided that (i) the par value of such Shares must be paid in lawful money of the United States of America at the time when such Shares are purchased, (ii) the Shares are security for payment of the principal amount of the promissory note and interest thereon and (iii) the interest rate payable under the terms of the promissory note shall be no less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Committee
(at its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note.

(g) OTHER FORMS OF PAYMENT. To the extent that this Subsection (g) is applicable, payment may be made in any other form approved by the Committee, consistent with applicable laws, regulations and rules.

SECTION 9.  ADJUSTMENT OF SHARES.

(a) GENERAL. In the event of a subdivision of the Outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the value of Shares, a combination or consolidation of the outstanding
Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate adjustments in one or more of
(i) the number of Shares available for future grants under Section 5, (ii) the number of Nonstatutory Options to be granted to Outside Directors under Section 4(b), (iii) the number of Shares covered by each outstanding Option or (iv) the Exercise Price under each outstanding Option.

(b) REORGANIZATIONS. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or for the acceleration of their exercisability followed by the cancellation of Options not exercised, in all cases without the Optionees' consent. Any cancellation shall not occur until after such acceleration is effective and Optionees have been notified of such acceleration.
In the case of Options that have been outstanding for less than 12 months, a cancellation need not be preceded by acceleration.

(c) RESERVATION OF' RIGHTS. Except as provided in this Section 9, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to; the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 10.  SECURITIES LAWS.

         Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, applicable state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

SECTION 11.  NO RETENTION RIGHTS.

         Neither the Plan nor any Option shall be deemed to give any individual a right to remain an employee, consultant or director of the Company or a Subsidiary. The Company and its Subsidiaries reserve the right to terminate the service of any employee, consultant or director at any time, with or without cause, subject to applicable laws, the Company's articles of incorporation and by-laws and a written employment agreement (if any).

SECTION 12.  DURATION AND AMENDMENTS.

(a) TERM OF THE PLAN. The Plan, as set forth herein, shall become effective as of May 1, 2000. The Plan shall terminate automatically 10 years after its initial adoption by the Board of Directors on May 1, 2010, and may be terminated on any earlier date pursuant to Subsection (b) below.

(b) RIGHT TO AMEND OR TERMINATE THE PLAN. The Board of Directors may, subject to applicable law, amend, suspend or terminate the Plan at any time and for any reason. An amendment to the Plan shall require stockholder approval only to the extent required by applicable law.

(c) EFFECT OF AMENDMENT OR TERMINATION. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereto shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 13.  EXECUTION.

         To record the adoption of the Plan by the Board of Directors on April 18, 2000, the Company has caused its authorized officer to execute the same.

                                   SONIC JET PERFORMANCE, INC.


                                   By    /S/ ALAN L. WEAVER
                                         ------------------
                				   Its:  President and CEO



Exhibit 4.1 (b)
CONSULTING AGREEMENT

This Consulting Agreement (the "Consulting Agreement") made as of December 27, 2001, by and between Barrett Evans, 301 East Ocean Drive, Suite 640, Long Beach, CA, 90802 ("Consultant") and Sonic Jet Performance, Inc. with offices at 15662 Commerce Lane, Huntington Beach, CA 92649 (the "Company").

WITNESSETH

WHEREAS, the Company requires and will continue to require consulting services relating to management, strategic planning and marketing in connection with its business; and

WHEREAS, Consultant can provide the Company with strategic planning and marketing consulting services and is desirous of performing such services for the Company; and

WHEREAS, the Company wishes to induce Consultant to provide
These consulting services to the Company.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter stated, it is agreed as follows:

1. APPOINTMENT.

The Company hereby engages Consultant and Consultant agrees to render services to the Company as a consultant upon the terms and conditions hereinafter set forth.

2. TERM.

The term of this Consulting Agreement began as of the date of this Agreement, and shall terminate on June 30, 2002, unless earlier terminated in accordance with paragraph 7 herein or extended as agreed to between the parties.

3. SERVICES.

During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with the Company concerning management, marketing, consulting, strategic planning, corporate organization and structure, financial matters in connection with the operation of the businesses of the Company, expansion of services, acquisitions and business opportunities, and shall review and advise the Company regarding its overall progress, needs and condition. Consultant agrees to provide on a timely basis the following enumerated services plus any additional services contemplated thereby:

(a) The implementation of short-range and long-term strategic planning to fully develop and enhance the Company's assets, resources, products and services;

(b) The implementation of an international marketing program to enable the Company to broaden the markets for its services and promote the image of the Company and its products and services;

(c) Advise the Company relative to the recruitment and employment of key executives consistent with the expansion of operations of the Company;

(d) The identification, evaluation, structuring, negotiating and closing of international joint ventures, strategic alliances, business acquisitions and advice with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and

(e) Advice and recommendations regarding corporate financing including the structure, terms and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing and other preferred and common stock equity private or public financing.

4. DUTIES OF THE COMPANY.

The Company shall provide Consultant, on a regular and timely basis, with all approved data and information about it, its subsidiaries, its management, its products and services and its operations as shall be reasonably requested by Consultant, and shall advise Consultant of any facts which would affect the accuracy of any data and information previously supplied pursuant to this paragraph. The Company shall promptly supply Consultant with full and complete copies of all financial reports, all fillings with all federal and state securities agencies; with full and complete copies of all stockholder reports; with all data and information supplied by any financial analyst, and with all brochures or other sales materials relating to its products or services.

5. COMPENSATION.

The Company will immediately grant Consultant 1,000,000 shares of the Company's Common Stock. Consultant in providing the foregoing services shall be reimbursed for any pre-approved out-of-pocket costs, including, without limitation, travel, lodging, telephone, postage and Federal Express charges.

6. REPRESENTATION AND INDEMNIFICATION.

The Company shall be deemed to have been made a continuing representation of the accuracy of any and all facts, material information and data which it supplies to Consultant and acknowledges its awareness that Consultant
will rely on such continuing   representation in disseminating such
information and otherwise performing its advisory functions. Consultant in the absence of notice in writing from the Company will rely on the continuing accuracy of material, information and data supplied by the Company. Consultant represents that he has knowledge of and is experienced in providing the aforementioned services.

7. MISCELLANEOUS.

Termination: This Agreement may be terminated by either Party upon written notice to the other Party for any reason which shall be effective five (5) business days from the date of such notice.
This Agreement shall be terminated immediately upon written notice for material breach of this Agreement.

Modification: This Consulting Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof. This Consulting Agreement may be amended only in writing signed by both Parties.

Notices: Any notice required or permitted to be given hereunder shall be in writing and shall be mailed or otherwise delivered in person or by facsimile transmission at the address of such Party set forth above or to such other address or facsimile telephone number, as the Party shall have furnished in writing to the other Party.

Waiver: Any waiver by either Party of a breach of any provision of this Consulting Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Consulting Agreement.
The failure of a Party to insist upon strict adherence to any term of this Consulting Agreement on one or more occasions will not be considered a waiver or deprive that Party of the right thereafter to insist upon adherence to that term of any other term of this Consulting Agreement.

Assignment: The Shares under this Agreement are assignable at the discretion of the Consultant.

Severability: If any provision of this Consulting Agreement is invalid, illegal, or unenforceable, the balance of this Consulting Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Disagreements: Any dispute or other disagreement arising from or out of this Consulting Agreement shall be submitted to arbitration under the rules of the American Arbitration Association and the decision of the arbiter(s) shall be enforceable in any court having jurisdiction thereof. Arbitration shall occur only in Orange County, CA. The interpretation and the enforcement of this Agreement shall be governed by California Law as applied to residents of the State of California relating to contracts executed in and to be performed solely within the State of California. In the event any dispute is arbitrated, the prevailing Party (as determined by the arbiter(s)) shall be entitled to recover that Party's reasonable attorney's fees incurred (as determined by the arbiter(s)).

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Parties as of the date first above written.

SONIC JET PERFORMANCE, INC.				CONSULTANT
/s/ Madhava Rao Mankal					/s/ Barrett Evans
Madhava Rao Mankal					Barrett Evans
Chief Finance Officer